EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1997, except as to Note 2, which is as of February 27, 1997, apearing on page F-2 of Watson
Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

PRICE WATERHOUSE LLP

Costa Mesa, California
October 9, 1997